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                                                                    EXHIBIT 10.1

                           Second Amended and Restated
                               GUARANTY AGREEMENT


         This agreement is made and entered into as of 1st day of December, 2000, by and between AmerAlia, Inc., a Utah corporation whose address is 818 Taughenbaugh Blvd., Rifle, Colorado 81650 ("AmerAlia") and Jacqueline Mars as trustee for the Jacqueline Badger Mars Trust, whose address is 6885 Elm Street, McLean, Virginia 22101 (the "Trust").

                                    RECITALS

A. AmerAlia has commenced operations necessary to build a plant for the production of sodium bicarbonate on property near Rifle, Colorado (the "Rock School Project"), and is seeking permanent financing to permit the Company to commence construction activities.

B. AmerAlia has previously borrowed approximately $7,326,000 from the Bank of America, N.A. (the "Bank") for working capital purposes and to fund an escrow account established in accordance with the requirements of a Design/Build Contract entered into between AmerAlia and U.S. Filter Wastewater Group, Inc., a Delaware corporation, d/b/a U.S. Filter Corporation, HPD Products ("U.S. Filter"), which amounts the Trust has previously guaranteed pursuant to a Guaranty Agreement dated September 13, 1999, a Guaranty Agreement dated January 21, 2000, a Guaranty Agreement dated June 30, 2000, and an amended and restated guaranty agreement dated as of September 14, 2000; and

C. AmerAlia is seeking an additional loan of approximately $1,600,000 (the "Additional Loan") from the Bank to provide working capital to AmerAlia for certain expenses incurred and its continuing operations; and

D. The Trust and AmerAlia wish to consolidate all existing loans with the Bank into a single loan of not more than $9,000,000 (the "Aggregate Loan" which includes the Additional Loan); and

E. The Trust is willing to facilitate the additional loan and the Aggregate Loan by guaranteeing the repayment of the loan in a manner satisfactory to the Bank provided the Company expends the proceeds of the loan only for continuing operations necessary to maintain the Company and to permit the Company to complete its negotiations for permanent financing necessary to complete the construction of the Rock School Project as discussed between officers of the Company and the Trust (with the expectation that the funds will not be used for actual construction activities); and

F. AmerAlia is willing to subject the use of the proceeds from the loan to such limitations, and to compensate the Trust for providing this guarantee.



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         NOW, THEREFORE, in consideration of the mutual promises and covenants contained herein, and for other good and valuable consideration the receipt and sufficiency whereof is hereby acknowledged, AmerAlia and the Trust agree as follows:

1. AmerAlia will execute and deliver to the Bank an application for a loan for a period of one year from the date hereof, in an amount no greater than $9,000,000 (which amount includes all existing loans between AmerAlia and the Bank which have been guarantied by the Trust), the proceeds of which will be used for AmerAlia's working capital purposes.

2. The Trust will execute and deliver to the Bank such forms as may be necessary or appropriate to provide a guaranty for the repayment of the Aggregate Loan in a form that is satisfactory to the Bank and to the Trust, and is consistent with this Agreement (the "Guaranty").

3. AmerAlia will use the Additional Loan and any additional funds available from the Bank pursuant to the Aggregate Loan (the "Loan Proceeds") for the following purposes:

         (a) to pay any interest accrued on the Aggregate Loan through the date hereof to the extent not previously paid;

         (b) to request advances from time-to-time from the Bank (but not more often than once each calendar month) in amounts not greater than $500,000 pursuant to the following procedure:

                  o AmerAlia will make a written request to the Bank to withdraw funds pursuant to the loan documents.

                  o AmerAlia will provide the Trust written notice of the amount requested and a description of the intended use of proceeds as well as AmerAlia's efforts to accomplish Development Arrangements as described in paragraph 4(f), below. AmerAlia will also provide a copy of the written request to the Bank to draw the funds requested from the Aggregate Loan.

                  o The Bank will advance the funds to AmerAlia at the earlier of: (i) the date the Trust agrees in writing to permit the advance; and (ii) seven days after AmerAlia's written request unless the Trust objects in writing to the advance.

                  o If the Trust objects in writing to the advance requested by AmerAlia, the Bank will not advance the funds to AmerAlia.

4. As a condition of the Trust's willingness to enter into this Guaranty Agreement and to make the funds to be provided by the Additional Loan available to AmerAlia, AmerAlia agrees as follows:



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         (a)      AmerAlia will move its corporate offices to Rifle, Colorado, and cease doing business from its offices in Kenilworth, Illinois;

         (b) AmerAlia will reduce its corporate, general, and administrative expenses (including, without limitation, salary expenses) to the maximum extent possible, with the requirement that compensation to be paid to corporate officers shall be reasonably related to the services they are expected to perform for AmerAlia;

         (c) AmerAlia hereby grants the Trust as collateral for the repayment of the Aggregate Loan and the Trust's liability under this Guaranty, AmerAlia's entire interest in Natural Soda, Inc., a recently-formed Colorado corporation intended to acquire AmerAlia's entire interest in the Rock School Project and the federal lease associated therewith. The Trust agrees to subordinate its security interest in these assets to any construction financing or long-term financing obtained by AmerAlia in a minimum amount of $20,000,000 on terms that are acceptable to the Board of Directors of AmerAlia;

         (d) AmerAlia will take such steps as is reasonably necessary or appropriate to permit the transfer of the federal lease to Natural Soda, Inc. and to permit the Trust to own a security interest therein as may be required by the rules and regulations of the Bureau of Land Management in as prompt a period as possible;

         (e) AmerAlia will take such steps as may be necessary or required to extend the federal lease (which currently expires in June
                  2001) to another renewal term; and

         (f) AmerAlia will use its best efforts to obtain necessary financing or a strategic alliance for the development of the Rock School Project ("Development Arrangements") as soon as reasonably possible and if during the term of this Agreement it appears that Development Arrangements are not reasonably forthcoming, the Board will determine whether other actions may be in the best interest of the creditors and shareholders of AmerAlia. AmerAlia will make a report to the Trust regarding its progress in achieving a Development Arrangement no later than December 15, 2000 and from time-to-time thereafter as AmerAlia may request further advances pursuant to paragraph 3(b), above. Where the Trust and AmerAlia determine that the progress toward achieving Development Arrangements is insufficient, AmerAlia will determine whether other arrangements may be in the best interests of AmerAlia, its creditors, and its shareholders.

                  o When used in the foregoing paragraph, the term "necessary financing" means construction financing or permanent financing reasonably sufficient to carry-out AmerAlia's business plan as reviewed by the Trust; and



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                  o        When used in the foregoing paragraph, the term
                           "strategic alliance" means a joint venture, partnership, or other business combination with an affiliated or unaffiliated entity which will provide capital or other resources reasonably sufficient for the development of the Rock School Project.

         (g) AmerAlia will apply the net proceeds of any Development Arrangement, as received, to repay the Aggregate Loan, and the amount of the Guaranty will be reduced to the extent of such repayments. If the Development Arrangement provides for the repayment of the Aggregate Loan in full by no later than February 28, 2001, the Development Arrangement will be "reasonably satisfactory" to the Trust and will meet the requirements of paragraph 4(f).

5. AmerAlia will pay the Trust compensation for executing and delivering the Guaranty to the Bank in an amount equal to 15% of the Aggregate Loan, payable in shares of AmerAlia's restricted common stock valued at the average closing price as reported by The Nasdaq Stock Market, Inc. SmallCap Market for the 30 days following the announcement by AmerAlia of the Development Arrangement or the announcement of a determination under paragraph 4(f) to pursue other arrangements, but not greater than $2.50 per share. If AmerAlia's common stock is not quoted on the Nasdaq SmallCap Market during any portion of the 30 days following the announcement, the price will be determined by reference to the prices quoted on the OTC Bulletin Board (if quoted on the OTC Bulletin Board) or as set forth in the National Quotation Bureau sheet listing AmerAlia common stock during such period, or (if not publicly traded or quoted in any independent source) as may be otherwise determined by the Board of Directors in good faith after reviewing all relevant facts and circumstances. For example, the Aggregate Loan is $9,000,000 and 15% of the Aggregate Loan is $1,350,000; if the average price is $4.25, the maximum price to be used to determine compensation to the Trust will be $2.50. Consequently, AmerAlia will issue 540,000 shares of restricted common stock to the Trust. If, on the other hand, the average price of AmerAlia common stock is $1.50 per share, AmerAlia will issue 900,000 shares of its restricted common stock to the Trust as full compensation for this Guaranty. The shares will be issued to the Trust within three business days of this determination.

6. If the Trust makes any payment to the Bank under the Guaranty, AmerAlia will indemnify and hold the Trust harmless for any such payment, and for all other costs and expenses, including reasonable attorneys' fees incurred in connection therewith.

7. The Trust acknowledges that such shares, when issued, will be restricted as that term is defined in Rule 144 of the Rules and Regulations promulgated by the Securities and Exchange Commission. The Trust further acknowledges, represents and warrants to AmerAlia that:



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         (a)      The Trust is an 'accredited investor' as that term is defined in Section 2(a)(15) of the Securities Act of 1933 (the "1933 Act") and Rule 215 thereunder, and in Rule 501(a) of Regulation D of the 1933 Act.

         (b) AmerAlia has given the Trust and its legal, financial, tax, and investment advisors the opportunity to ask questions of and to receive answers from persons acting on AmerAlia's behalf concerning the terms and conditions of this transaction and the opportunity to obtain any additional information regarding AmerAlia, its business and financial condition which AmerAlia possesses or can acquire without unreasonable effort or expense including (without limitation) all minutes of the meetings of the Board of Directors of AmerAlia or committees thereof, and other relevant documents requested by the Trust. In addition, the Trust has spoken with the independent auditors for AmerAlia and has made financial or other inquiries as the Trust or its advisors have deemed necessary or appropriate in the conduct of the Trust's due diligence investigation.

         (c) The Trust acknowledges and understands that, although there is currently a market for AmerAlia's common stock, the market is dependent on a number of factors beyond the control of AmerAlia and may not continue. Furthermore the Trust acknowledges that although AmerAlia believes that it is in compliance with all requirements for continued listing of the Common Stock on the Nasdaq SmallCap Market, continued listing on the Nasdaq SmallCap Market is subject to a number of objective and subjective criteria. Although AmerAlia believes it is in material compliance with all objective criteria, there can be no assurance that the staff of the Nasdaq SmallCap Market may not reach a different conclusion or that the Nasdaq staff may not reach a conclusion that AmerAlia is, for some reason, not in compliance with subjective criteria which is not specified in the rules applicable to the Nasdaq SmallCap Market.

         (d) The Trust understands that the securities being acquired hereby are and will continue to be restricted securities within the meaning of Rule 144, and applicable state statutes. The Trust consents to the placement of an appropriate restrictive legend or legends on any certificates evidencing the securities and any certificates issued in replacement or exchange therefor and acknowledges that AmerAlia will cause its stock transfer records to note the restrictions.

                  o The Trust must bear the economic risks of the investment in the securities for an indefinite period of time because they have not been registered under the 1933 Act or any state securities laws;

                  o As "restricted securities" (unless registered for resale or another exemption from registration is available for any transfer), the securities must be held for a minimum of one year following the purchase. Thereafter, the securities may be sold in only limited amounts in a specified manner in



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                           accordance with the terms and conditions of Rule 144
                           (the "Rule") if the Rule is applicable (there being no representation by AmerAlia that it will be applicable). In case the Rule is not applicable, any sales may be made only pursuant to an effective registration statement or an available exemption from registration.

                  o The securities cannot be sold unless they are registered under the 1933 Act and any applicable state securities laws or unless an exemption from the registration requirements is available. To the extent that AmerAlia files any registration statement under the 1933 Act (not including a registration statement on Form S-4, S-8, S-11, or other inappropriate form), AmerAlia will endeavor to include the Securities in such registration statement, subject to any requirements that may be imposed by any underwriter named in the registration statement (which requirements may include, but are not limited to, a delay in the ability of the selling security holder to sell the shares, a requirement that any sales be made through the underwriter, or a prohibition on any sales by the selling security holder pursuant to the registration statement in certain specified circumstances, in the underwriter's sole discretion).

         (e) The Trust has reviewed the terms of this agreement and the transaction contemplated by this agreement with its legal, investment, tax, and financial advisors to the extent the Trust has deemed such consultation appropriate. The Trust has also consulted with such advisors with regard to the advisability of this investment to the extent the Trust has deemed such consultation to be appropriate. The Trust acknowledges that AmerAlia has advised the Trust that it recommends that the Trust obtain advice and consultation. The Trust further acknowledges that it has neither sought nor received any advice from AmerAlia or any of its agents or affiliates with respect to any aspect of this Agreement.

         (f) The Trust acknowledges that the investment contemplated herein is one of significant risk, and there can be no assurance that the securities will ever be valuable. The Trust hereby represents that the investment in the securities is a suitable investment for it, taking into consideration the restrictions on transferability and the other considerations affecting the securities and AmerAlia as described herein and in AmerAlia's reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the "1934 Act").

         (g) The Trust acknowledges that the acquisition of the securities as contemplated herein will impose certain reporting obligations on the Trust pursuant to Sections 13(d) and 16(a) of the 1934 Act, and may impose certain obligations under the Internal Revenue Code of 1986, as amended. The Trust will make all necessary filings.



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8.       All prior agreements for the Trust's guaranty of any portion of the
         Aggregate Loan (including, without limitation, the agreements described in Recital B, above) be and hereby are terminated. The Trust and AmerAlia affirmatively state and agree that no compensation has been paid under any prior agreement, and none is currently payable because (although the Trust has performed its obligations under the prior guaranties) all of the conditions precedent to payment have not been met. The compensation payable by AmerAlia for the Trust's guaranty of the Aggregate Loan pursuant to this Guaranty Agreement and all prior guaranty agreements relating to any portion of the Aggregate Loan will be determined by this Guaranty Agreement.

9. All notices under this Agreement are to be delivered by (i) depositing the notice in the mail, using registered mail, return receipt requested, addressed to the address below or to any other address as the party may designate by providing notice, (ii) telecopying the notice by using the telephone number set forth below or any other telephone number as the party may designate by providing notice, (iii) overnight delivery service addressed to the address below or to any other address as the party may designate by providing notice, or (iv) hand delivery to the individual designated below or to any other individual as the party may designate by providing notice. The notice shall be deemed delivered (i) if by registered mail, four (4) days after the notice is deposited in the mail, (ii) if by telecopy, on the date the notice is delivered, (iii) if by overnight delivery service, on the date of delivery, and (iv) if by hand delivery, on the date of delivery.

                  If to AmerAlia, to the address set forth in the first paragraph hereof (telecopy number 879-625-9137), with a copy (which does not constitute notice) to:

                           Nortono Lidstone, P.C.
                           Suite 850, The Quadrant
                           5445 DTC Parkway
                           Englewood, CO 80111
                           Attn: Herrick K. Lidstone, Jr., Esq.
                           Telecopy: 303-221-5553

                  If to the Trust, to the attention of David Newby (telecopy number) 703-519-7075) at the address set forth in the first paragraph hereof, with a copy (which does not constitute notice) to:

                           Hills & Stern
                           1200 Nineteenth Street, N.W.
                           Washington, D.C. 20036
                           Attn: Roderick M. Hills, Esq.
                           Telecopy: 202-822-1622



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10.      General Provisions

         (a) Complete Agreement. The parties agree that this Agreement is the complete and exclusive statement of the agreement between the parties, which supersedes and merges all prior proposals, understandings and all other agreements, oral or written, between the parties relating to this Agreement.

         (b) Amendment. This Agreement may not be modified, altered or amended except by written instrument duly executed by both parties.

         (c) Waiver. The waiver or failure of either party to exercise in any respect any right provided for in this Agreement shall not be deemed a waiver of any further right under this Agreement.

         (d) Severability. If any provision of this Agreement is invalid, illegal or unenforceable under any applicable statute or rule of law, it is to that extent deemed omitted. The remainder of the Agreement shall be valid and enforceable to the maximum extent possible.

         (e) Governing Law. This Agreement and performance hereunder shall be governed by the laws of the State of Colorado.

Each party acknowledges that it has read and understands this Agreement and agrees to be bound by its terms.

AmerAlia, Inc.                         The Jacqueline Badger Mars Trust



By: /s/ Bill H. Gunn                   By: /s/ Jacqueline Mars
   -----------------                      --------------------
Bill H. Gunn, President                   Jacqueline Mars, Trustee



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